As filed with the Securities and Exchange Commission on February 5, 1998

                           Registration Statement No. 333_______

               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                      FORM S-8

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 Varlen Corporation
(Exact Name of Registrant as Specified in Its Charter)

                           Delaware
      (State or Other Jurisdiction of Incorporation or Organization)

                     13-2651100
        (I.R.S. Employer Identification No.)

         55 Shuman Boulevard, Naperville, Illinois 60566
            (Address of Principal Executive Offices)

Varlen Corporation Profit Sharing and Retirement Savings Plan
               (Full Title of the Plan)

                       Richard L. Wellek
              Chairman and Chief Executive Officer
                      55 Shuman Boulevard, P.O. Box 3089
                    Naperville, Illinois 60566-7089
                (Name and Address of Agent for Service)
                            (630) 420-0400
    (Telephone Number, Including Area Code, of Agent for Service)

Copy to:             Vicki L. Casmere, Esq.
                     Vice President, General Counsel & Secretary
                     55 Shuman Boulevard, P.O. Box 3089
                     Naperville, Illinois 60566-7089

                CALCULATION OF REGISTRATION FEE


Title of                      Proposed         Proposed
Securities                    Maximum          Maximum            Amount of
to be          Amount to be   Offering Price   Aggregate          Registration
Registered     Registered     Per Share(1)     Offering Price(1)       Fee


Common Stock,    50,000        $24.97           $1,248,500           $368.31
par value $.10
(and associated
Rights)(2)

Interests in
Plan(3)            ---            ---               ---                -

 (1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $24.97 per share, the average of the high and low prices of the Registrant's Common Stock as reported in the National Association of Securities Dealers Automated Quotation System on February 2, 1998.

 (2) Includes associated rights (the "Rights") to purchase the Registrant's Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing such Common Stock and will be transferred along with and only with such Common Stock.

 (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                         PART I

  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

      Information  required by Part I, Item 1 to be contained in the
      Section  10(a) prospectus is omitted from this Registration
      Statement in accordance with the introductory Note to
      Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

      Information  required by Part I, Item 2 to be contained in the
      Section  10(a) prospectus is omitted from this Registration
      Statement in accordance with the introductory Note to
      Part I of Form S-8.

                         PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

    The   following  documents  of  Varlen  Corporation
(the "Registrant")  and  the  Varlen Corporation  Profit
Sharing  and Retirement  Savings Plan (the "Plan") filed
with the  Securities and      Exchange   Commission (the
"Commission")   are   hereby incorporated by reference in
 this Registration Statement:

(a)(1) Annual Report on Form 10-K of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Registrant's fiscal year ended January 31, 1997, including the portions of the Registrant's
          Proxy Statement dated April 17, 1997 incorporated into Part III of such Form 10-K.

(a)(2) Annual Report on Form 11-K of the Plan filed with the Commission pursuant to the Exchange Act, for the Plan's fiscal year ended December 31, 1996.

(b)(1) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended May 3, 1997.

(b)(2) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended August 2, 1997.

(b)(3) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended November 1, 1997.

(b)(4) Current Report on Form 8-K for the Registrant filed with the Commission pursuant to the Exchange Act, dated August 19, 1997.

(b)(5) Current Report on Form 8-K for the Registrant filed with the Commission pursuant to the Exchange Act, dated August 25, 1997.

(b)(6) Current Report on Form 8-K for the Registrant filed with the Commission pursuant to the Exchange Act, dated September 5, 1997.

(c)(1) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-B filed with the Commission in February 1971 pursuant to Section 12(g) of the Exchange Act, together with all amendments or reports, if any, filed for the purpose of updating such description, to the extent of such updating.

(c)(2) The description of the Rights of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 19, 1996 pursuant to Section 12(g) of the Exchange Act, together with all amendments or reports, if any, filed for the purpose of updating such description, to the extent of such updating.

      All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable

Item 6.   Indemnification of Directors and Officers.

      Article VII, Section 4 of the Registrant's By-Laws provide that the Registrant shall, to the full extent permitted by the General Corporation Law of the State of Delaware and the Registrant's Certificate of Incorporation, indemnify all persons whom it has the power to indemnify pursuant thereto. The Registrant has entered into written indemnification agreements with its officers and directors whereby the Registrant has agreed to indemnify and advance expenses to such persons to the fullest extent permitted by applicable law. The Registrant has obtained a directors and officers liability insurance policy which insures such persons against loss arising from certain claims made by reason of their being directors or officers of the Registrant.

      Article 102 of the General Corporation Law of Delaware and Article TENTH of the Registrant's Certificate of Incorporation permit the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except in certain situations including the breach of director's duty of loyalty or acts or omissions not in good faith.

    The Registrant's Plan provides that to the extent
permitted by law each Employer (as defined in the Plan)
shall indemnify and hold  harmless each member (and
former member) of the  Board  of Directors,  each member
(and former member) of the Committee  (as defined  in
the Plan), and each officer and employee  (and  each
former officer and employee) of an Employer to whom are
(or were) delegated duties, responsibilities, and
authority with respect to the  Plan against all claims,
liabilities, fines and  penalties, and all expenses
reasonably incurred by or imposed  upon  him (including
but  not  limited  to reasonable  attorney  fees and
amounts paid in any settlement relating to the Plan) by
reason of his  service under the Plan if he did not act
dishonestly,  with gross negligence, or otherwise in
knowing violation of  the  law under  which such liability, loss,
cost or expense arises.   This indemnity  does  not
preclude such other indemnities as may be available under insurance purchased or provided by an Employer under any by-law, agreement, or otherwise, to the extent permitted by law.

Item 7.         Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

The following exhibits are filed herewith:

Exhibit No.    Description

(4)(i) Certificate of Incorporation of Registrant, as amended through May 26, 1987 (incorporated herein by reference to Exhibit (3)(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1988) and as further amended through June 17, 1993 (incorporated herein by reference to Exhibit
               (3)(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 (Commission File No. 0-5374)).

(4)(ii)        By-laws of Registrant, as amended May 29, 1997.

(4)(iii) Rights Agreement, dated as of June 17, 1996, between Varlen Corporation and Harris Trust and Savings Bank (incorporated herein by reference to Exhibit (1) to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 19, 1996 (Commission File No. 0-5374)).

(10)(i) Varlen Corporation Profit Sharing and Retirement Savings Plan as amended and restated generally effective July 1, 1994 (incorporated herein by reference to Exhibit 10(b) of Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1995 (Commission File No. 0-5374)).

(10)(ii)       First Amendment to the Varlen Corporation Profit
               Sharing and Retirement Savings  Plan, effective
               January 1, 1997.

(23.1)         Consent of Deloitte & Touche LLP.

(23.2)         Consent of McGladrey & Pullen.

(24)           Power of Attorney (included on page II-7).

Item 9.   Undertakings.

Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)   To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement
                     (Notwithstanding the foregoing, any increase
                      or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

               (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and
                    (1)(ii) shall not  apply if the information required
                     to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Undertakings required by Item 512(b) of Regulation S-K

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

     Insofar as indemnification for liabilities arising
under the Securities  Act  of 1933 may be permitted to
directors, officers and  controlling  persons  of  the
registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by  such
director, officer or controlling person  in  connection
with the securities being registered, the registrant
will, unless in the  opinion  of  counsel  the matter
has  been settled by controlling   precedent,  submit to a court
of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such.

                        SIGNATURE


      Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois, on this 5th day of February, 1998.
                              Varlen Corporation

                           By:  /s/Richard L. Wellek
                                Richard L. Wellek
                                Chairman and Chief Executive Officer

     Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan's Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois, on this 5th day of February, 1998.
                               Varlen  Corporation Profit Sharing and
                               Retirement Savings Plan

                          By:  /s/Richard A. Nunemaker
                               Richard A. Nunemaker, Member of
                               the Committee

           POWER OF ATTORNEY AND SIGNATURES

      Each person whose signature appears below constitutes and appoints Richard L. Wellek, Richard A.Nunemaker and Vicki L. Casmere, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

      Signature                    Title                 Date


 /s/Richard L. Wellek    Chairman of the Board,       February 5, 1998
 Richard L. Wellek       Chief Executive Officer,
                         and Director (Principal
                         Executive Officer)


/s/Richard A. Nunemaker  Vice President,Finance       February 5, 1998
Richard A. Nunemaker     and Chief Financial Officer,
                         Treasurer, and Assistant Secretary
                         (Principal Financial and
                         Accounting Officer)


/s/Rudolph Grua          Director                     February 5, 1998
Rudolph Grua


/s/Raymond A. Jean       President and Chief          February 5, 1998
Raymond A. Jean          Operating Officer and
                         Director


/s/Ernest H. Lorch       Senior Chairman of           February 5, 1998
Ernest H. Lorch          the Board and Director



/s/L. William Miles      Director                     February 5, 1998
L. William Miles


/s/Greg A. Rosenbaum     Director                     February 5, 1998
Greg A. Rosenbaum


/s/Joseph J. Ross        Director                     February 5, 1998
Joseph J. Ross


/s/Theodore A. Ruppert   Director                      February 2, 1998
Theodore A. Ruppert


                      EXHIBIT INDEX


Exhibit No.                  Description

 (4)(i)               Certificate       of
              Incorporation of Registrant,  as  amended
              through   May   26,  1987   (incorporated
              herein by reference to Exhibit (3)(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31,
              1988) and as further amended through
              June 17, 1993 (incorporated herein by reference to Exhibit (3)(i) to the Registrant's Annual Report on Form 10K for the fiscal year ended January 31, 1996
              (Commission File No. 0-5374)).

 (4)(ii)        By-laws of Registrant, as amended May 29, 1997.

 (4)(iii)     Rights Agreement, dated as  of  June  17,
              1996,  between Varlen Corporation and Harris
              Trust and Savings Bank (incorporated
              herein by reference to Exhibit (1) to the Registrant's Registration Statement on
              Form 8-A filed with the Commission on
              June 19,  1996 (Commission File No. 0-5374)).

 (10)(i) Varlen Corporation Profit Sharing and Retirement Savings Plan as amended and restated generally effective July 1, 1994 (incorporated by reference to Exhibit 10(b) of Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1995 (Commission File No. 0-5374)).

 (10)(ii      First Amendment to the Varlen Corporation Profit
              Sharing and Retirement Savings Plan, effective
              January 1, 1997.

 (23.1)       Consent of Deloitte & Touche LLP.

 (23.2)       Consent of McGladrey & Pullen.

 (24)         Power of Attorney (included on page II-7).